Exhibit 99.2
ITEM 6. SELECTED FINANCIAL DATA
     You should read the data set forth below in conjunction with our consolidated financial statements and related notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations and other financial information appearing elsewhere in this report. The following tables show selected portions of historical consolidated financial data as of and for the five years ended December 31, 2008. We derived our selected consolidated financial data as of and for the five years ended December 31, 2008, from our audited consolidated financial statements, which have been audited by Ernst & Young LLP, independent registered public accounting firm.

	Year Ended December 31,
	2008	2007	2006	2005	2004
		($ in thousands, except per share data)
Results of operations:
Interest income	$1,108,561	$1,277,903	$1,016,533	$514,652	$313,827
Fee income	133,146	162,395	170,485	130,638	86,324

Total interest and fee income	1,241,707	1,440,298	1,187,018	645,290	400,151
Operating lease income	107,748	97,013	30,742	—	—

Total investment income	1,349,455	1,537,311	1,217,760	645,290	400,151
Interest expense	699,043	864,239	621,666	199,805	87,819

Net investment income	650,412	673,072	596,094	445,485	312,332
Provision for loan losses	593,046	78,641	81,562	65,680	25,710

Net investment income after provision for loan losses	57,366	594,431	514,532	379,805	286,622
Depreciation of direct real estate investments	35,889	32,004	11,468	—	—
Other operating expenses	255,306	235,987	204,584	143,836	107,748
Total other (expense) income	(174,083)	(74,650)	37,328	19,233	17,781

Net (loss) income before income taxes and cumulative effect of accounting change	(407,912)	251,790	335,808	255,202	196,655
Income tax (benefit) expense(1)	(189,235)	87,563	37,177	98,332	77,097

Net (loss) income before cumulative effect of accounting change	(218,677)	164,227	298,631	156,870	119,558
Cumulative effect of accounting change, net of taxes	—	—	370	—	—

Net (loss) income	(218,677)	164,227	299,001	156,870	119,558
Net income attributable to noncontrolling interests	1,426	4,938	4,711	—	—

Net (loss) income attributable to CapitalSource Inc.	$(220,103)	$159,289	$294,290	$156,870	$119,558

Net (loss) income per share attributable to CapitalSource Inc.:
Basic	$(0.88)	$0.83	$1.77	$1.30	$1.03
Diluted	$(0.88)	$0.82	$1.74	$1.27	$1.02
Average shares outstanding:
Basic	251,213,699	191,697,254	166,273,730	120,976,558	116,217,650
Diluted	251,213,699	193,282,656	169,220,007	123,433,645	117,600,676
Cash dividends declared per share	$1.30	$2.38	$2.02	$0.50	$—
Dividend payout ratio attributable to CapitalSource Inc.	(1.48)	2.87	1.14	0.38	—

(1)	As a result of our decision to elect REIT status beginning with the tax year ended December 31, 2006, we provided for income taxes for the years ended December 31, 2008, 2007 and 2006, based on effective tax rates of 36.5%, 39.4% and 39.9%, respectively, for the income earned by our taxable REIT subsidiaries (“TRSs”). We did not provide for any income taxes for the income earned by our qualified REIT subsidiaries for the years ended December 31, 2008, 2007 and 2006. We provided for income (benefit) expense on the consolidated (loss) incurred or income earned based on effective tax rates of 46.4%, 34.8%, 11.1%, 38.5% and 39.2% in 2008, 2007, 2006, 2005 and 2004, respectively.

	December 31,
	2008	2007	2006	2005	2004
			($ in thousands)
Balance sheet data:
Marketable securities, available-for-sale	$642,714	$—	$—	$—	$—
Mortgage-related receivables, net	1,801,535	2,033,296	2,286,083	39,438	—
Mortgage-backed securities pledged, trading	1,489,291	4,030,180	3,476,424	322,027	—
Commercial real estate “A” Participation Interest, net	1,396,611	—	—	—	—
Total loans, net(1)	8,807,133	9,525,454	7,563,718	5,737,430	4,104,214
Direct real estate investments, net	989,716	1,017,604	722,303	—	—
Total assets	18,419,632	18,039,364	15,209,295	6,955,325	4,698,436
Deposits	5,043,695	—	—	—	—
Repurchase agreements	1,595,750	3,910,027	3,510,768	358,423	—
Credit facilities	1,445,062	2,207,063	2,251,658	2,450,452	964,843
Term debt	5,338,456	7,146,437	5,766,370	1,774,475	2,162,321
Other borrowings	1,573,813	1,679,374	1,269,687	714,579	486,885
Total borrowings	9,953,081	14,942,901	12,798,483	5,297,929	3,614,049
Total shareholders’ equity	2,830,720	2,651,466	2,210,314	1,245,848	1,000,103
Portfolio statistics:
Number of loans closed to date	2,596	2,457	1,986	1,409	923
Number of loans paid off to date	(1,524)	(1,243)	(914)	(486)	(275)

Number of loans	1,072	1,214	1,072	923	648

Total loan commitments	$13,296,755	$14,602,398	$11,929,568	$9,174,567	$6,379,012
Average outstanding loan size	$8,857	$8,128	$7,323	$6,487	$6,596
Average balance of loans outstanding during year	$9,604,619	$8,959,621	$6,932,389	$5,008,933	$3,265,390
Employees as of year end	716	562	548	520	398

(1)	“Total loans, net” includes loans held for sale and loans, net of deferred loan fees and discounts and allowance for loan losses.

Year Ended December 31,
2008	2007	2006	2005	2004
Performance ratios:
Return on average assets	(1.25)%	0.95%	2.34%	2.89%	3.44%
Return on average equity	(7.53)%	6.55%	14.89%	13.81%	13.13%
Yield on average interest earning assets	7.83%	9.31%	9.80%	12.15%	11.59%
Cost of funds	4.91%	6.15%	5.97%	4.83%	3.48%
Net finance margin	3.84%	4.10%	4.82%	8.39%	9.04%
Operating expenses as a percentage of average total assets	1.65%	1.59%	1.72%	2.65%	3.10%
Operating expenses (excluding direct real estate investment depreciation) as a percentage of average total assets	1.45%	1.40%	1.62%	2.65%	3.10%
Efficiency ratio (operating expenses/net interest and fee income and other income)	61.13%	44.78%	34.11%	30.95%	32.64%
Efficiency ratio (operating expenses excluding direct real estate depreciation/net interest and fee income and other income)	53.60%	39.43%	32.30%	30.95%	32.64%
Core lending spread	6.99%	6.25%	7.18%	8.77%	9.92%
Credit quality ratios:
Loans 30-89 days contractually delinquent as a percentage of commercial lending assets (as of year end)	2.75%	0.85%	2.15%	0.30%	2.11%
Loans 90 or more days contractually delinquent as a percentage of commercial lending assets (as of year end)	1.30%	0.59%	0.79%	0.70%	0.12%
Loans on non-accrual status as a percentage of commercial lending assets (as of year end)	4.03%	1.73%	2.34%	2.30%	0.53%
Impaired loans as a percentage of commercial lending assets (as of year end)	6.35%	3.23%	3.58%	3.33%	0.77%
Net charge offs (as a percentage of average commercial lending assets)	2.89%	0.64%	0.69%	0.27%	0.26%
Allowance for loan losses as a percentage of commercial lending assets (as of year end)	3.89%	1.41%	1.54%	1.46%	0.82%
Capital and leverage ratios:
Total debt and deposits to equity (as of year end)	5.30	x	5.64	x	5.79	x	4.53	x	3.63	x
Average equity to average assets	16.61%	14.45%	15.70%	20.96%	26.23%
Equity to total assets (as of year end)	15.37%	14.70%	14.53%	17.91%	21.29%

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